April 8, 2024

FISCAL 2023 YEAR-END SHAREHOLDER LETTER

Fellow Investors:

Following the release of our 2023 Form 10-K SEC filing, we are pleased to provide a review of fiscal 2023 (“2023”) results and our plans for fiscal 2024 (“2024”).

Foundation First

In the third quarter of 2023, the Board of Medalist Diversified REIT (NASDAQ: MDRR) (“Medalist”), a publicly traded Real Estate Investment Trust (“REIT”), charted a clear and actionable path for our company. We internalized management to streamline costs which, with improved operational performance, allowed us to reinstate the common dividend in the fourth quarter of 2023 at $0.01 per common share, and to double that with our first quarter of 2024 dividend which we just announced at $0.02 per common share. MDRR has reduced debt and increased cash reserves by divesting the Hanover Square retail asset. We augmented shareholder equity through a 721 Exchange (UPREIT) adding a single-tenant net lease (STNL) property. Further, we are in the early stages of converting three existing vacant outparcels to single-tenant net lease assets to enhance shareholder value.

We have enhanced governance with the addition of two experienced independent directors. An advisory board of industry experts has been established to steer us forward, and we have refreshed our leadership team with a new CEO. Looking ahead, we have identified growth opportunities to pursue as the market shifts, and distilled our activities to their core, embracing efficiency and value creation.

Groundwork Complete: The Path Forward

“We invite conversations with investors who value a public REIT defined by a simple capital structure, positive cashflow, easy-to-understand investments, and attractive debt terms.”

Medalist has assembled a high-quality portfolio in the sunbelt's dynamic markets including flex industrial spaces, anchored retail locations and our to-be-developed single-tenant net lease assets. We are benefiting from interest costs that remain below current market rates. Prudent financial management has reduced debt, lowered overhead, and trimmed compensation expenses, all contributing to an enhanced funds from operations (“FFO”) in 2023 compared to 2022. Additionally, our team has demonstrated its confidence in our vision by significantly investing in our company alongside our shareholders.

However, bridging the gap between private valuations and public market realities remains challenging, especially when capitalization rates remain below our weighted average cost of capital. Despite a streamlined overhead structure, it still represents a substantial part of our modest equity capital base, and the costs associated with regulatory compliance loom large against our present revenue.

Public REITs: Real Estate Accessible to All

The U.S. MSCI REIT Index remains more than 20% below the high reached before the Federal Reserve embarked on its most aggressive interest rate hiking cycle in the post-war period. With current cost of capital above cap rates, we are embracing patience and focusing on positioning our company for a more favorable capital market environment for public REITs while we identify ways to create additional revenue with our current equity base and portfolio.

On the Upswing

Despite a difficult period for capital markets for publicly traded REITs, Medalist’s portfolio and operating performance remained strong. In 2023, Medalist reported a portfolio occupancy rate of 97.2%, a 1.2% improvement on a year-over-year basis compared to 2022, demonstrating the resiliency of our portfolio and strong economic trends in the local markets in which our tenants operate.

The robust performance of our portfolio translated into strong operating results. In 2023, Medalist reported a net loss of $4.6 million, representing a $0.2 million decrease from the $4.8 million net loss reported for 2022. Excluding one-time management restructuring expenses of $2.1 million that are not considered core to our business, Medalist would have reported a net loss of $2.5 million in 2023, which would have represented a $2.3 million improvement over the unadjusted net loss of $4.8 million reported in 2022. Medalist’s net operating income (“NOI”) of $7.3 million in 2023, represented a $0.4 million increase compared to 2022 levels—an encouraging 6.5% year-over-year growth.

Earnings before interest tax depreciation and amortization (“EBITDA”) for 2023 stood at $3.4 million, down from $4.3 million in 2022. EBITDA for 2023 excluding the adjustment for the one-time management restructuring fees represented a notable increase of $1.1 million relative to 2022 levels, representing a substantial 25.4% year-over-year growth. This underscores our commitment to cost reduction without compromising property performance or tenant satisfaction.

In terms of FFO and adjusted funds from operations (“AFFO”), or cash earnings, in 2023 Medalist reported $91 thousand and ($1.3) million, respectively, or $0.04 and ($0.57) per share. Excluding one-time management restructuring expenses, in 2023 FFO and AFFO increased by an impressive 116% and 231%, respectively, relative to 2022 levels—or 106% and 227% on a per-share basis. We believe this sets a strong foundation for future performance.

Hanover Square Asset Sale

Following the release of our 2023 Form 10-K, we executed a strategic divestment of the Hanover Square property, enabling us to reduce our debt by over $10 million, including the payoff of our short-term line of credit balance. This decision was made thoughtfully, focusing on selling the property with the highest cost of debt to optimize our financial flexibility. As a result, the remaining debt within our portfolio now carries rates below current market rates.

Our efforts to fortify our position do not end there. In addition to the divestment, we have retained ownership of an adjacent outparcel. Our intention is to leverage this parcel for development into a single-tenant net lease asset, further enhancing our portfolio's value and generating an additional revenue stream.

Introducing: A Platform for Innovation

As we evolve, our focus remains on streamlining operations, securing predictable cash flows, and insulating our company against economic fluctuations—all while maintaining transparent communication with our investors. Central to our forward strategy will be leveraging single-tenant net lease assets in the tax-advantaged 1031 exchange market, the cornerstone for our growth initiatives. Through this avenue, we aim to bolster shareholder equity and expand our assets under management.

“We will offer a meaningful service to families with direct commercial real estate holdings: a simplified, tax-savvy real estate investment experience.”

It's about offering a product that's intuitive—something that just works for our investors. By transitioning their complex, hands-on real estate assets to our care, they can step back and enjoy simplicity, while we manage the intricacies. It’s not just about investing in properties; it's about investing in peace of mind, and that's the future we're building.

To achieve this, we are developing a platform aimed at attracting equity capital and providing educational resources to our investor community. Through this platform, we aim to navigate investors safely through the planning and execution of tax-advantaged exchanges.

“Guidance and education for the planning, and execution of tax-advantaged exchanges to real estate investors seeking a sanctum of income, safety, reliability, and public market liquidity.”

Summary

At Medalist, we recognize the responsibility of being stewards for the assets entrusted to us. While we acknowledge the costs associated with maintaining our position as a publicly traded REIT, we remain confident shifts in market sentiment will provide us with access to public equity opportunities, ultimately leading to improved outcomes for our shareholders.

Our primary objective is to solidify our reputation as a leader in guiding investors through the complexities of tax-advantaged 1031 exchanges. Our tax-savvy investment approach caters to discerning 1031 exchange investors, while delivering long-term value for our shareholders.

We appreciate your investment and ongoing support. Thank you for your attention.

Warm regards,

Frank Kavanaugh, CEO, Medalist

Brent Winn, CFO, Medalist

* The attached supplemental financial package will provide you with a detailed analysis of our financial metrics, including net income (loss), EBITDA, NOI, FFO and AFFO. *

Forward-Looking Statements

This shareholder letter contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate, “may,” “will,” “should” and “could.” Forward-looking statements are based upon the Company’s present expectations but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, adverse changes in the pricing of the Company’s assets, increased costs of, and reduced availability of, capital and those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this shareholder letter contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures are included in the Financial Supplement provided herewith.